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                                  Exhibit 4.6

                     AMENDMENT TO STOCK PURCHASE AGREEMENT
                     -------------------------------------

          In accordance with Section 7.3 (relating to certain permitted amendments) of that certain Stock Purchase Agreement dated as of March 31, 1999 by and between the undersigned (the "Agreement"), Article 5 of such Agreement is hereby amended, without further action of the parties, to clarify that all of the management rights conferred upon the "Purchasers" in that Article shall be understood to have been conferred, ab initio, solely on Oak Hill Capital Partners, L.P. (which is one of the "Purchasers" under that Agreement); provided, that the determination of the "Consultation Period" pursuant to the first sentence of Section 5.1 of the Agreement shall continue to be made with reference to the "Shares" collectively owned by all of the "Purchasers."

          Oak Hill Capital Partners, L.P. hereby ratifies, confirms and approves Daniel L. Doctoroff as its representative for purposes of Section 5.6 of the Agreement, as provided in the last sentence of Section 5.6, and the Company hereby accepts such designation.

          IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement on the 15th day of April, 1999, effective as of the 31st day of March, 1999.

                        MERISTAR HOTELS & RESORTS, INC.



                        By:_________________________________
                           Name:
                           Title:


                        OAK HILL CAPITAL PARTNERS, L.P.
                        By:  OHCP GenPar, L.P., its general partner
                        By:  OHCP MGP, LLC, its general partner

                        By:_________________________________
                           Name:  Daniel L. Doctoroff
                           Title:  Vice President


                        OAK HILL CAPITAL MANAGEMENT PARTNERS, L.P.
                        By:  OHCP GenPar, L.P., its general partner
                        By:  OHCP MGP, LLC, its general partner
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                        By:_________________________________
                           Name:  Daniel L. Doctoroff
                           Title:  Vice President